UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

January 14, 2019

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Coit Road, Suite 100, Plano, Texas 75075

(Address of principal executive offices)

Registrant’s telephone number, including area code:	469-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On January 14, 2019, Sharing Services, Inc., (the “Company”) filed with the Nevada Secretary of State an amendment to its Articles of Incorporation (the “Amendment”), which became effective upon the filing date. The Amendment had the sole effect of changing the Company’s name from Sharing Services, Inc. to Sharing Services Global Corporation. The Amendment was previously approved by a vote of the Company’s shareholders and by the Company’s Board of Directors. After giving effect to the Amendment, on January 18, 2019, the Board of Director adopted the Amended and Restated Articles of Incorporation of Sharing Services Global Corporation attached hereto as Exhibit 3.1.

On January 14, 2019, the Board of Directors of the Company adopted the Bylaws of Sharing Services Global Corporation attached hereto as Exhibit 3.2 to reflect the name change discussed above.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As the Company previously reported, on January 11, 2019, by a vote of the holders of the majority of the voting power of all the classes of the Company’s stock entitled to vote, the amendment to the Company’s Articles of Incorporation discussed in Item 5.03 above was approved, ratified, and adopted by the Company’s shareholders.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of Sharing Services Global Corporation adopted January 18, 2019. *

3.2	Bylaws of Sharing Services Global Corporation adopted January 14, 2019. *

*	Included herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2019	SHARING SERVICES, INC.

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	President, Chief Executive Officer and Director

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